UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2007

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ACACIA RESEARCH CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26068 (Commission File Number)	95-4405754 (I.R.S. Employer Identification No.)

500 Newport Center Drive,
Newport Beach, California 92660
(Address of Principal Executive Offices) (Zip Code)

(949) 480-8300
Registrant's telephone number, including area code

__________________________________________
(Former Name or Former Address, if Changed since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

(a)  Previous independent registered public accounting firm

(i) On June 11, 2007, Acacia Research Corporation (the "Registrant") dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm.

(ii) The report of PricewaterhouseCoopers LLP on the financial statements of the Registrant as of and for the year ended December 31, 2006, did not contain an adverse opinion, or disclaimer of opinion and was not qualified or modified due to uncertainty, audit scope or accounting principle, except for an explanatory paragraph describing the need of the CombiMatrix Group of Acacia Research Corporation to raise additional capital to achieve its intended business objectives. The report of PricewaterhouseCoopers LLP on the financial statements of the Registrant as of and for the year ended December 31, 2005, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) The Registrant's Audit Committee and Board of Directors participated in and approved the decision to change its independent registered public accounting firm.

(iv) During the fiscal years ended December 31, 2005 and 2006, and through June 11, 2007, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

(v) During the years ended December 31, 2005 and 2006, and through June 11, 2007, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K, except that the Item 4 section of the Form 10-Q of the Registrant for the quarter ended June 30, 2006 included a conclusion by the management of the Registrant that the Registrant did not maintain effective controls over revenue recognition because a material weakness existed that resulted in a more than a remote likelihood that a material misstatement of the annual or interim financial statements would not be prevented or detected. Management of the Registrant believes that this material weakness was remediated as of September 30, 2006, as disclosed in Item 4 of the Registrant's Form 10-Q for the quarter ended September 30, 2006, and has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of the successor independent registered public accounting firm concerning the subject matter of such reportable event.

(vi) The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated June 13, 2007, is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

The Registrant engaged Grant Thornton LLP as its new independent registered public accounting firm as of June 15, 2007.  During the two most recent fiscal years and through June 15, 2007, the Registrant has not consulted with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1 Letter re change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: June 15, 2007
By: /s/ Paul R. Ryan
Name: Paul R. Ryan
Title: Chairman and Chief Executive Officer